[COMPANY LOGO OMITTED]
                                                                  MAXCOR
FOR IMMEDIATE RELEASE
---------------------


                     MAXCOR FINANCIAL GROUP INC. ANTICIPATES
                     ---------------------------------------
                         RECORD SECOND QUARTER EARNINGS
                         ------------------------------

                          BOARD DECLARES FIRST DIVIDEND
                          -----------------------------

                 Q2 2003 net income expected to more than double
                 -----------------------------------------------
                       to $4.5 million, or $.56 per share
                       ----------------------------------

        Initial quarterly cash dividend of $.0625 per share to be paid on
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           September 12, 2003 to holders of record on August 29, 2003
           ----------------------------------------------------------

         (New York - July 21, 2003) - Maxcor Financial Group Inc. (Nasdaq: MAXF) today announced that it anticipates earning record after-tax net income of $4.5 million, or $.56 per share, for its second quarter ended June 30, 2003. The anticipated results represent more than a doubling of earnings over the comparable 2002 quarter, which were $2.1 million, or $.25 per share.

         Revenues for the quarter are expected to increase by 36% to $52.5 million, as compared to $38.5 million in 2Q 2002.

         Given Maxcor's strong financial performance and the recent change in the tax treatment of corporate dividends, the Board of Directors has declared Maxcor's first quarterly dividend - $.0625 per share of common stock. The dividend will be paid on September 12, 2003 to holders of record on August 29, 2003. The anticipated annual dividend of $.25 per share represents a 2.7% yield based on Friday's closing share price of $9.30.

         "In declaring this dividend," said Gilbert Scharf, Chairman and CEO of Maxcor, "our intent is to provide our shareholders with a meaningful, tax-efficient current return while at the same time retaining sufficient earnings to maintain our strong capital base and take advantage of growth opportunities."

         Maxcor Financial Group Inc. (WWW.MAXF.COM), through its various Euro Brokers businesses, is a leading domestic and international inter-dealer brokerage firm specializing in interest rate and other derivatives, emerging market debt products, cash deposits and other money market instruments, U.S. Treasury and federal agency bonds and repurchase agreements, and other fixed income securities. Maxcor Financial Inc., the Company's U.S. registered broker-dealer subsidiary, also conducts institutional sales and trading operations in municipal bonds, high-yield and distressed debt, convertible securities and equities. The Company employs approximately 500 persons worldwide and maintains principal offices in New York, London and Tokyo.


                                Page 5 of 6 Pages

FOR FURTHER INFORMATION, PLEASE CONTACT:

                  Michelle Jordan (media)
                  714-435-0678 (office)
                  949-632-7848 (cellular)

                  Roger Schwed (Maxcor - New York)
                  646-346-7000 (office)

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This release contains certain "forward-looking" statements made pursuant to the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as "believes," "anticipates," "expects," "intends" and similar phrases. Such forward-looking statements, which describe our current beliefs concerning future business conditions and the outlook for the Company, are subject to significant uncertainties, many of which are beyond our control. Actual results or performance could differ materially from what we expect. Uncertainties include factors such as: market and economic conditions, including the level of trading volumes in the instruments we broker and interest rate volatilities; the effects of any additional terrorist acts or acts of war and governments' military and other responses to them; the scope of our recoveries from insurers; the success of our technology development and deployment; the status of our relationships with employees, clients, business partners, vendors and clearing firms; possible third-party litigations or regulatory actions against us or other unanticipated contingencies; the scope of our trading gains and losses; the actions of our competitors; and government regulatory changes. Reference is made to the "Cautionary Statements" section of our 2002 Annual Report on Form 10-K and to our subsequent filings with the Securities and Exchange Commission for a fuller description of these and additional uncertainties. The forward-looking statements made herein are only made as of the date of this press release, and we do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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